Exhibit 99.1

Fulgent Reports First Quarter 2025 Financial Results

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Core Revenue of $73.5 million grows 16% year-over-year
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Reiterating Full Year 2025 Core Revenue Guidance of $310 million
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Non-GAAP income of $1.2 million, or $0.04 per share; GAAP loss of $11.5 million, or ($0.37) per share
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Ended Q1 with $814.6 million of cash, cash equivalents, restricted cash, and investments in marketable securities, representing cash per share of $26.60

EL MONTE, CA, May 2, 2025 — Fulgent Genetics, Inc. (NASDAQ: FLGT) (“Fulgent,” or the “Company”), a technology-based company with a well-established laboratory services business and a therapeutic development business, today announced financial results for its first quarter ended March 31, 2025.

First Quarter 2025 Results:

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Total Revenue of $73.5 million
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Core Revenue1 grew 16% year-over-year to $73.5 million
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GAAP loss of $11.5 million, or ($0.37) per share
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Non-GAAP income of $1.2 million, or $0.04 per share
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Adjusted EBITDA loss of $2.9 million
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Repurchased approximately 516,000 shares at a cost of $8.7 million, and a cumulative total of $108.3 million in share repurchases since the plan’s inception in March 2022, including repurchases that were pending settlement.

Note:

1) Core Revenue is revenue calculated in accordance with GAAP minus revenue from COVID-19 testing products and services including COVID-19 NGS testing revenue, each as calculated in accordance with GAAP.

Non-GAAP income (loss), non-GAAP income (loss) per share, adjusted EBITDA income (loss), non-GAAP gross profit and margin, and non-GAAP operating income (loss) and margin, are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), GAAP gross profit and margin, and GAAP operating income (loss) and margin, in the accompanying tables.

Ming Hsieh, Chairperson of the Board of Directors and Chief Executive Officer, said, “I am pleased with the first quarter results and momentum we are seeing so far in 2025. Our Laboratory Services business is well-positioned for growth, and we continue to progress our Therapeutic Development pipeline.”

Paul Kim, Chief Financial Officer, said, “We are off to a strong start in 2025, with year over year growth in all areas of our core business for the first quarter. We are pleased to reiterate our revenue and loss per share guidance for the full year.”

Outlook:

For the full year 2025, Fulgent expects:

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Core Revenue of approximately $310 million
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GAAP loss of approximately ($1.95) per share
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Non-GAAP loss of approximately ($0.65) per share
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Cash, cash equivalents, and investments in marketable securities of approximately $770 million as of December 31, 2025*

*Cash expenditures may be higher or lower than currently estimated due to a variety of factors and circumstances, including as a result of the Company’s ongoing stock repurchase program or other expenditures outside the ordinary course of business, including M&A.

Conference Call Information

Fulgent will host a conference call for the investment community today at 8:30 AM ET (5:30 AM PT) to discuss its first quarter 2025 results. The call may be accessed through a live audio webcast in the Investor Relations section of the Company’s website, http://ir.fulgentgenetics.com. An audio replay will be available at the same location.

Note Regarding Non-GAAP Financial Measures

Certain information set forth in this press release and/or to be discussed on the Company’s earnings call, including non-GAAP income (loss), non-GAAP income (loss) per share, adjusted EBITDA income (loss), non-GAAP gross profit and margin, and non-GAAP operating income (loss) and margin, are non-GAAP financial measures. Fulgent believes this information is useful to investors because it provides a basis for measuring the performance of the Company’s business, excluding certain income or expense items that management believes are not directly attributable to the Company’s operating results. Fulgent defines non-GAAP income (loss) as net income (loss) calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP, plus amortization of intangible assets, plus equity-based compensation expenses, plus or minus the non-GAAP tax effect, and plus or minus other charges or gains, as identified, that management believes are not representative of the Company’s operations. The non-GAAP tax effect was calculated by excluding from the GAAP provision the impact of the amortization of intangible assets and equity-based compensation expenses. Fulgent defines adjusted EBITDA income (loss) as GAAP income (loss) plus or minus interest (expense) income, plus or minus provisions (benefits) for income taxes, plus equity-based compensation expenses, plus depreciation and amortization, and plus or minus other charges or gains, as identified, that management believes are not representative of the Company’s operations. Fulgent defines non-GAAP gross profit as gross profit calculated in accordance with GAAP plus equity-based compensation included in cost of revenue as shown in the table below. Fulgent defines non-GAAP gross margin by taking non-GAAP gross profit and dividing it by GAAP revenue. Fulgent defines non-GAAP operating profit (loss) by taking GAAP operating profit (loss) and adding equity-based compensation and amortization of intangible assets. Non-GAAP operating margin is calculated by taking non-GAAP operating profit (loss) and dividing by GAAP revenue. Fulgent may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate non-GAAP income (loss) and adjusted EBITDA income (loss); accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an implication that these items are unusual, infrequent or non-recurring. Management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of net income (loss), gross profit and margin, and operating income (loss) and margin, in evaluating the Company’s operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent may not be comparable to similarly titled metrics reported by other companies.

About Fulgent

Fulgent is a technology-based company with a well-established laboratory services business and a therapeutic development business. Fulgent’s laboratory services business includes technical laboratory and testing services and professional interpretation of laboratory results by licensed physicians. Fulgent’s therapeutic development business is focused on developing drug candidates for treating a broad range of cancers using a novel nanoencapsulation and targeted therapy platform designed to improve the therapeutic window and pharmacokinetic profile of new and existing cancer drugs. The Company aims to transform from a diagnostic business into a fully integrated precision medicine company.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: future performance; guidance, including guidance regarding expected quarterly and annual financial results, core revenues, GAAP loss, non-GAAP loss, and cash, cash equivalents and investments in marketable securities; evaluations and judgments regarding the stability of certain revenue sources, the Company’s cash position and sufficiency of its resources, momentum, trajectory, vision, future opportunities and future growth of the Company’s testing and laboratory services, technologies and expansion; the Company’s research and development efforts, including any implications that the results of earlier clinical trials will be representative or consistent with later clinical trials, the expected timing of enrollment and regulatory filings for these trials and the availability of data or results of these trials, including any implication that interim or preliminary data will be representative of final data; the Company’s identification and evaluation of opportunities and its ability to capitalize on opportunities, capture market share, or expand its presence in certain markets; and the Company’s ability to continue to grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the Company’s future performance, and they are based on management’s current assumptions, expectations, and beliefs concerning future developments and their potential effect on the Company’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the market potential for, and the rate and degree of market adoption of, the Company’s tests; its ability to maintain turnaround times and otherwise keep pace with rapidly changing technology; the Company’s ability to maintain the low internal costs of its business model; the Company’s ability to maintain an acceptable margin; risks related to volatility in the Company’s results, which can fluctuate significantly from period to period; risks associated with the composition of the Company’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of the Company’s revenue; the Company’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests and testing services; the Company’s level of success in establishing and obtaining the intended benefits from partnerships, strategic investments, joint ventures, acquisitions, or other relationships; the success of the Company’s development efforts, including the Company’s ability to progress its candidates through clinical trials on the timelines expected; the Company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; and the Company’s ability to protect its proprietary technology and intellectual property. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and the Company assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

The Company’s reports filed with the U.S. Securities and Exchange Commission, or the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on the Company’s website upon their filing with the SEC. These reports contain more information about the Company, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release.

Investor Relations Contact:

The Blueshirt Group

Melanie Solomon, melanie@blueshirtgroup.com

FULGENT GENETICS, INC.
Condensed Consolidated Balance Sheet Data
March 31, 2025, and December 31, 2024
(in thousands)

	March 31, 2025	December 31, 2024
ASSETS:
Cash and cash equivalents	$67,281	$55,144
Investments in marketable securities	747,151	773,313
Accounts receivable, net	71,478	69,021
Property, plant, and equipment, net	107,077	105,549
Other assets	212,757	216,937
Total assets	$1,205,744	$1,219,964
LIABILITIES & EQUITY:
Accounts payable, accrued liabilities and other liabilities	$82,974	$90,805
Total stockholders’ equity	1,122,770	1,129,159
Total liabilities & equity	$1,205,744	$1,219,964

FULGENT GENETICS, INC.
Condensed Consolidated Statement of Operations Data
Three months ended March 31, 2025, and 2024
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$73,463	$64,485
Cost of revenue (1)	45,117	42,381
Gross profit	28,346	22,104
Operating expenses
Research and development (1)	12,395	11,434
Selling and marketing (1)	8,465	8,989
General and administrative (1)	25,291	21,489
Amortization of intangible assets	1,990	1,990
Total operating expenses	48,141	43,902
Operating loss	(19,795)	(21,798)
Interest income	8,018	7,385
Interest expense	(14)	249
Other income (expense), net	68	(9)
Total other income, net	8,072	7,625
Loss before income taxes	(11,723)	(14,173)
Provision for (benefit from) income taxes	176	(327)
Net loss from consolidated operations	(11,899)	(13,846)
Net loss attributable to noncontrolling interests	369	384
Net loss attributable to Fulgent	$(11,530)	$(13,462)

Net loss per common share attributable to Fulgent:
Basic	$(0.37)	$(0.45)
Diluted	$(0.37)	$(0.45)
Weighted-average common shares:
Basic	30,832	29,769
Diluted	30,832	29,769

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$1,780	$2,009
Research and development	3,474	3,844
Selling and marketing	890	1,050
General and administrative	4,406	4,615
Total equity-based compensation expense	$10,550	$11,518

FULGENT GENETICS, INC.
Non-GAAP Income (Loss) Reconciliation
Three months ended March 31, 2025, and 2024
(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net loss attributable to Fulgent	$(11,530)	$(13,462)
Amortization of intangible assets	1,990	1,990
Equity-based compensation expense	10,550	11,518
Non-GAAP tax effect (1)	156	(315)
Non-GAAP income (loss) attributable to Fulgent	$1,166	$(269)

Net loss per common share attributable to Fulgent:
Basic	$(0.37)	$(0.45)
Diluted	$(0.37)	$(0.45)

Non-GAAP income (loss) per common share attributable to Fulgent:
Basic	$0.04	$(0.01)
Diluted	$0.04	$(0.01)

Weighted average common shares:
Basic	30,832	29,769
Diluted	30,891	29,769

(1) Tax rates as follows:

During the three months ended March 31, 2025, and 2024, the Company calculated an income tax provision on a non-GAAP basis.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three months ended March 31, 2025, and 2024
(in thousands)
	Three Months Ended March 31,
	2025	2024
Net loss attributable to Fulgent	$(11,530)	$(13,462)
Interest income, net	(8,004)	(7,634)
Provision for (benefit from) income taxes	176	(327)
Equity-based compensation expense	10,550	11,518
Depreciation and amortization	5,919	6,663
Adjusted EBITDA	$(2,889)	$(3,242)

FULGENT GENETICS, INC.
Non-GAAP Operating Margin
Three months ended March 31, 2025, and 2024
(in thousands, except percentages)
	Three Months Ended March 31,
	2025	2024
Revenue	$73,463	$64,485
Cost of revenue	45,117	42,381
Gross profit	28,346	22,104
Gross margin	38.6%	34.3%

Equity-based compensation included in cost of revenue	1,780	2,009
Non-GAAP gross profit	30,126	24,113
Non-GAAP gross margin	41.0%	37.4%

Operating expenses	48,141	43,902
Equity-based compensation included in operating expenses	8,770	9,509
Amortization of intangible assets	1,990	1,990
Non-GAAP operating expenses	37,381	32,403
Non-GAAP operating loss	$(7,255)	$(8,290)
Non-GAAP operating margin	-9.9%	-12.9%